EXHIBIT 10.11

Schedule of Compensation

for Non-Employee Trustees of

U-Store-It Trust

Effective May 8, 2007

Annual Cash Compensation

Board Retainer	$25,000
Committee Retainer	$7,500
Chairman of the Board Retainer	$25,000
Chairman of the Audit Committee Retainer	$10,000
Chairman of the Compensation Committee Retainer	$7,500
Chairman of the Corporate Governance and Nominating Committee Retainer	$7,500

Annual Equity Awards

Grant of a number of restricted shares, vesting on the first anniversary of the grant date, equivalent to $60,000 in market value on the date of grant. Such grant to be made pursuant to the terms of the Form of Trustee Restricted Share Agreement filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2007.